Exhibit 3.1
CERTIFICATE OF MERGER OF
USER TESTING, INC.
(A California Corporation)
WITH AND INTO
USERTESTING, INC.
(A Delaware Corporation)
UserTesting, Inc., a Delaware corporation (“UT Delaware”), does hereby certify to the following facts relating to the merger (the “Merger”) of User Testing, Inc., a California corporation (“UT California”), with and into UT Delaware, with UT Delaware remaining as the surviving corporation of the Merger (the “Surviving Corporation”):
FIRST:    UT Delaware is incorporated pursuant to the Delaware General Corporation Law (“DGCL”). UT California is incorporated pursuant to the General Corporation Law of the State of California. UT Delaware and UT California are the constituent corporations in the Merger.
SECOND:    An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by UT Delaware and UT California in accordance with the provisions of subsection (c) of Section 252 of the DGCL.
THIRD:    The name of the Surviving Corporation shall be UserTesting, Inc., a Delaware corporation.
FOURTH:    Upon the effectiveness of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read in its entirety as set forth in the Restated Certificate of Incorporation attached hereto as Exhibit A.
FIFTH:    The executed Agreement and Plan of Merger is on file at the principal place of business of UT Delaware, the Surviving Corporation, 144 Townsend St., San Francisco, CA 94107.
SIXTH:    A copy of the executed Agreement and Plan of Merger will be furnished by UT Delaware, the Surviving Corporation, on request and without cost, to any stockholder of any constituent company of the Merger.
SEVENTH:    The authorized capital stock of UT California is 161,761,151 shares of Common Stock, no par value, and 110,851,103 shares of Preferred Stock, no par value.
EIGHTH:    The Surviving Corporation is a corporation formed and existing under the laws of Delaware.
NINTH:    This Certificate of Merger shall become effective upon filing.
[Signature Page Follows]

IN WITNESS WHEREOF, UT Delaware has caused this Certificate of Merger to be executed by its duly authorized officer as of September 15, 2021.

USERTESTING, INC.

By:	/s/ Andrew MacMillan
Andrew MacMillan Chief Executive Officer
[Signature Page to Certificate of Merger]

EXHIBIT A
USERTESTING, INC.
RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I : NAME.
The name of this corporation is UserTesting, Inc. (this “Corporation”).
ARTICLE II : REGISTERED OFFICE.
The address of the registered office of the corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent of the corporation at that address is Corporation Service Company.
ARTICLE III : PURPOSE.
The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).
ARTICLE IV : AUTHORIZED SHARES.
A.    Classes of Stock. This Corporation is authorized to issue stock designated, respectively, "Common Stock" and "Preferred Stock" in each case with a par value of $0.0001 per share. The total number of shares that this Corporation is authorized to issue is 272,612,254 shares. 161,761,151 shares shall be Common Stock and 110,851,103 shares shall be Preferred Stock, 5,235,779 shares of which shall be designated Seed Series Preferred Stock (the “Seed Series Preferred Stock”), 17,044,117 shares of which shall be designated Series A Preferred Stock (the “Series A Preferred Stock”), 3,761,486 shares of which shall be designated Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”), 7,378,199 shares of which shall be designated Series B Preferred Stock (the “Series B Preferred Stock”), 25,608,699 shares of which shall be designated Series C Preferred Stock (the “Series C Preferred Stock”), 12,165,042 shares of which shall be designated Series D Preferred Stock (the “Series D Preferred Stock”), 9,743,564 shares of which shall be designated Series E Preferred Stock (the “Series E Preferred Stock”) and 29,914,217 shares of which shall be designated Series F Preferred Stock (the “Series F Preferred Stock”). For purposes of this Restated Certificate of Incorporation, the term “Preferred Stock” shall mean the Seed Series Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.
B.    Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Restated Certificate of Incorporation may be issued from time to time in one or more series. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV.B.
1.    Dividend Provisions.
(a)    The holders of shares of Seed Series Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive dividends out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) on the Common Stock, at the rate of eight percent (8%) per annum of the Original Seed Series Issue Price (as defined below) for the Seed Series Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to such series of Preferred Stock (collectively, “Recapitalizations”)), at the rate of eight percent (8%) per annum of the Original Series A Issue Price (as defined below) for the Series A Preferred Stock (as adjusted for any Recapitalizations), at the rate of eight percent (8%) per annum of the Original Series A-1 Issue Price (as defined below) for the Series A-1 Preferred Stock (as adjusted for any Recapitalizations), at the rate of eight percent (8%) per annum of the Original Series B Issue Price (as defined below) for the Series B Preferred Stock (as adjusted for any Recapitalizations), at the rate of eight percent (8%) per annum of the Original Series C Issue Price (as defined below) for the Series C Preferred Stock (as adjusted for any Recapitalizations), at the rate of eight percent (8%) per annum of the Original Series D Issue Price (as defined below) for the Series D Preferred Stock (as adjusted for any Recapitalizations), at the rate of eight percent (8%) per annum of the Original Series E Issue Price (as defined below) for the Series E Preferred Stock (as adjusted for any Recapitalizations), and at the rate of eight percent (8%) per annum of the Original Series F Issue Price (as defined below) for the Series F Preferred Stock (as adjusted for any Recapitalizations), payable when, as, and if declared by the Board of Directors of this Corporation (the “Board”). No dividends shall be paid on the Common Stock at a greater rate than that paid on any series of Preferred Stock. Notwithstanding any of the foregoing, no dividend shall be paid on the Common Stock prior to the payment of all declared but unpaid dividends on the Preferred Stock. As used herein, the “Original Seed Series Issue Price” shall mean $0.03396 per share of Seed Series Preferred Stock, the “Original Series A Issue Price” shall mean $0.11268 per share of Series A Preferred Stock, the “Original Series A-1 Issue Price” shall mean $0.8443345 per share of Series A-1 Preferred Stock, the “Original Series B Issue Price” shall mean $0.2574 per share of Series B Preferred Stock, the “Original Series C Issue Price” shall mean $1.77674 per share of Series C Preferred Stock, the “Original Series D Issue Price” shall mean $2.24718 per share of Series D Preferred Stock, the “Original Series E Issue Price” shall mean $2.2579 per share of Series E Preferred Stock, the “Original Series F Issue Price” shall mean $3.342892 per share of Series F Preferred Stock, in each case, as such price may be adjusted for any Recapitalizations. The Original Seed Series Issue Price, Original Series A Issue Price, Original Series A-1 Issue Price, Original Series B Issue Price, Original Series C Issue Price, Original Series D Issue Price, Original Series E Issue Price and Original Series F Issue Price shall collectively be referred to herein as the “Original Issue Price”.
(b)    After payment of any dividends pursuant to Article IV.B.1(a) any additional dividends shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all such shares of Preferred Stock were converted into Common Stock at the then-effective conversion rates for each such series of Preferred Stock.
2.    Liquidation Preference.
(a)    In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, or in the event of any Deemed Liquidation Event (as defined below), the holders of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Seed Series Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series C Preferred Stock, Series D Preferred Stock, Series

E Preferred Stock and Series F Preferred Stock equal to the greater of (i) the sum of (x) the applicable Original Issue Price with respect to such share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, and (y) an amount equal to all declared but unpaid dividends on such share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, (as adjusted for Recapitalizations) or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, been converted into Common Stock pursuant to Article III.B.3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the “Series C, D, E and F Liquidation Amount”). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution to shareholders shall be distributed ratably among the holders of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock on a pari passu basis in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Article IV.B.2(a).
(b)    In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, or in the event of any Deemed Liquidation Event, upon completion of the distributions required by Article IV.B.2(a), the holders of Series B Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Seed Series Preferred Stock, Series A Preferred Stock, Series A-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the sum of (x) the Original Series B Issue Price, and (y) an amount equal to all declared but unpaid dividends on such share of Series B Preferred Stock (as adjusted for Recapitalizations) or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Article IV.B.3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the “Series B Liquidation Amount”). If upon the occurrence of such event, upon completion of the distributions required by Article IV.B.2(a) the remaining assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of this Corporation legally available for distribution to shareholders shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Article IV.B.2(b).
(c)    In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, or in the event of any Deemed Liquidation Event, upon completion of the distributions required by Article IV.B.2(a) and Article IV.B.2(b), the holders of Seed Series Preferred Stock, Series A Preferred Stock and Series A-1 Preferred Stock shall be entitled to receive, on a pari passu basis, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share of such series of Preferred Stock equal to the greater of (i) the sum of (x) the applicable Original Issue Price with respect to such share of Seed Series Preferred, Series A Preferred Stock or Series A-1 Preferred Stock, respectively, and (y) an amount equal to all declared but unpaid dividends on such share of Seed Series Preferred Stock, Series A Preferred Stock or Series A-1 Preferred Stock, respectively, (as adjusted for Recapitalizations) or (ii) such amount per share as would have been payable had all shares of Seed Series Preferred Stock, Series A Preferred Stock or Series A-1 Preferred Stock, as applicable, been converted into Common Stock pursuant to Article IV.B.3 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (such amount for such series of Preferred Stock, the “Seed Series Liquidation Amount,” the “Series A Liquidation Amount” and the “Series A-1 Liquidation Amount,” respectively). If upon the occurrence of such event, upon completion of the distributions required by Article IV.B.2(a) and Article IV.B.2(b), the remaining assets and funds thus distributed among the holders of the Seed Series Preferred Stock, Series A Preferred Stock and Series A-1 Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining assets and funds of this Corporation legally available for distribution to shareholders shall be distributed ratably among the holders of the Seed Series Preferred Stock, Series A Preferred Stock and Series A-1 Preferred Stock on a pari passu basis in proportion to the full preferential amount each such holder is otherwise entitled to receive under this Article IV.B.2(c).
(d)    In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, or in the event of any Deemed Liquidation Event, upon completion of the distributions required by Article IV.B.2(a), Article IV.B.2(b) and Article IV.B.2(c), all of the remaining assets of this Corporation available for distribution to shareholders shall be distributed among the holders of the Common Stock pro rata based on the number of shares of Common Stock held by each.
(e)    (i) For purposes of this Article IV.B.2, each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of (x) at least a majority of the voting power of the Preferred Stock then outstanding, voting together as a single class and on an as-converted to Common Stock basis, with voting rights determined in accordance with Article IV.B.4, (y) at least a majority of the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock, voting together as a separate class on an as-if-converted basis, and (z) solely with respect to the Series F Preferred Stock, in the event that the consideration per share to be received by the holders of the Series F Preferred Stock upon the closing of such Deemed Liquidation Event (i.e., net of escrows, holdbacks and other contingent amounts) is less than the Original Series F Issue Price, at least a majority of the Series F Preferred Stock, voting as a separate series, shall elect otherwise by written notice sent to the Corporation at least twenty (20) days prior to the effective date of any such event:
(A)    a merger or consolidation in which
(i)    the Corporation is a constituent party or
(ii)    a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation (provided, that, for the purpose of this Article IV.B.2(e)(i)(A), all shares of Common Stock issuable (a) upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities (“Options”) vested and outstanding immediately prior to such merger or consolidation or (b) upon the conversion of any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options (“Convertible Securities”) outstanding immediately prior to such merger or consolidation shall be deemed to be outstanding immediately prior to such merger or consolidation and, if applicable, converted or exchanged in such merger or consolidation on the same terms as the actual outstanding shares of Common Stock are converted or exchanged);
(B)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or
(C)    a transaction or series of related transactions in which an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”), or a group of Persons, acquires from shareholders of the Corporation or the Corporation issues shares of capital stock of the Corporation representing more than fifty percent (50%) of the outstanding voting power of the Corporation (excluding transfers by any shareholder of the Corporation that is a firm, corporation, partnership, association, limited liability company, trust or any other similar entity to such shareholder's affiliates, shareholders, members, partners or other equity holders for no consideration); provided, however, that in no case shall a bona fide equity financing of the Corporation approved by the Board be a Deemed Liquidation Event under this Article IV.B.2(e)(i)(C).
(ii)    In the case of each Deemed Liquidation Event, if the consideration received by this Corporation or its shareholders is other than cash, its value will be deemed its fair market value as determined in good faith by the Board. Any securities shall be valued as follows:
(A)    The value of securities not subject to investment letter or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be:
(1)    if traded on a securities exchange or through the NASDAQ Global Select Market system, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing of the Deemed Liquidation Event;
(2)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period (or portion thereof) ending three (3) days prior to the closing of the Deemed Liquidation Event; and
(3)    if there is no active public market, the value shall be the fair market value thereof, as mutually determined in good faith by the Board (including at least one director elected by the holders of Preferred Stock).
(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the value determined as above in Article III.B.2(e)(ii)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board (including at least one director elected by the holders of Preferred Stock).
(iii)    In the event the requirements of this Article IV.B.2 are not complied with, this Corporation shall forthwith either:
(A)    cause the closing of such Deemed Liquidation Event to be postponed until such time as the requirements of this Article IV.B.2 have been complied with; or
(B)    cancel such transaction, in which case the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Article IV.B.2(e)(iv) hereof.
(iv)    This Corporation shall give each holder of record of Preferred Stock written notice of such impending Deemed Liquidation Event not later than twenty (20) days prior to the shareholders' meeting called to approve such Deemed Liquidation Event, or twenty (20) days prior to the closing of such Deemed Liquidation Event, whichever is earlier, and shall also notify such holders in writing of the final approval of such Deemed Liquidation Event. The first of such notices shall describe the material terms and conditions of the impending Deemed Liquidation Event and the provisions of this Article IV.B.2, and this Corporation shall thereafter give such holders prompt notice of any material changes. The Deemed Liquidation Event shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis.
(v)    In the event of a Deemed Liquidation Event pursuant to Article IV.B.2(e)(i)(B) or Article IV.B.2(e)(i)(C), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of a majority of the then-outstanding shares of Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis, so request in a written instrument delivered to the Corporation not later than 120 days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its shareholders, all to the extent permitted by Delaware law governing distributions to shareholders (the “Available Proceeds”), on the 150th day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the Seed Series Liquidation Amount, Series A Liquidation Amount, Series A l Liquidation Amount, Series B Liquidation Amount or Series C, D, E and F Liquidation Amount, as applicable. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem each holder's shares of Preferred Stock in accordance with Article IV.B.2(a)-(d) to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to shareholders. Prior to the distribution or redemption provided for in this Article IV.B.2(e)(iv), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
3.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows:
(a)    Right to Convert.
(i)    Each share of Seed Series Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Seed Series Issue Price by the Seed Series Conversion Price (as defined below). The initial conversion price per share for shares of Seed Series Preferred Stock shall be the Original Seed Series Issue Price, as adjusted pursuant to Article IV.B.3(d) (the “Seed Series Conversion Price”).
(ii)    Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price (as defined below). The initial conversion price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, as adjusted pursuant to Article IV.B.3(d) (the “Series A Conversion Price”).
(iii)    Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A-1 Issue Price by the Series A-1 Conversion Price (as defined below). The initial conversion price per share for shares of Series A-1 Preferred Stock shall be the Original Series A-1 Issue Price, as adjusted pursuant to Article IV.B.3(d) (the “Series A-1 Conversion Price”).
(iv)    Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series B Issue Price by the Series B Conversion Price (as defined below). The initial conversion price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, subject to adjustment pursuant to Article IV.B.3(d) (the “Series B Conversion Price”).
(v)    Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series C Issue Price by the Series C Conversion Price (as defined below). The initial conversion price per share for shares of Series C

Preferred Stock shall be the Original Series C Issue Price, subject to adjustment pursuant to Article IV.B.3(d) (the “Series C Conversion Price”).
(vi)    Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D Issue Price by the Series D Conversion Price (as defined below). The initial conversion price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price, subject to adjustment pursuant to Article IV.B.3(d) (the “Series D Conversion Price”).
(vii)    Each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series E Issue Price by the Series E Conversion Price (as defined below). The initial conversion price per share for shares of Series E Preferred Stock shall be the Original Series E Issue Price, subject to adjustment pursuant to Article IV.B.3(d) (the “Series E Conversion Price”).
(viii)    Each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series F Issue Price by the Series F Conversion Price (as defined below). The initial conversion price per share for shares of Series F Preferred Stock shall be the Original Series F Issue Price, subject to adjustment pursuant to Article IV.B.3(d) (the “Series F Conversion Price”). The Seed Series Conversion Price, Series A Conversion Price, Series A-1 Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price may hereafter be referred to collectively as the “Conversion Price”.
(b)    Mechanics of Voluntary Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of this Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended (the “Act”), the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.
(c)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the applicable Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the closing of this Corporation's sale of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Act, the public offering price of which is not less than $4.49436 per share (as adjusted for Recapitalizations) and aggregate proceeds to the Corporation (prior to deductions of underwriting, commissions and expenses) of not less than $50,000,000 in the aggregate (a “Qualified Public Offering”) or (ii) (A) with respect to the Seed Series Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Seed Series Preferred Stock, voting as a separate series and on an as-converted to Common Stock basis; (B) with respect to the Series A Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate series and on an as-converted to Common Stock basis, (C) with respect to the Series A-1 Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series A-1 Preferred Stock, voting as a separate series and on an as-converted to Common Stock basis, (D) with respect to the Series B Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate series; (E) with respect to the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as-converted to Common Stock basis; and (F) with respect to the Series F Preferred Stock, the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the outstanding shares of Series F Preferred Stock, voting as a separate series; (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”). All holders of record of shares of Preferred Stock to be converted pursuant to this Article IV.B.3(c) shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Article IV.B.3(c). Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Promptly following receipt of such notice, each holder of shares of Preferred Stock to be converted pursuant to this Article III.B.3(c) shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to this Article IV.B.3(c), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Article IV.B.3(c). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Article IV.B.3(g) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for shareholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly. The persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of the Mandatory Conversion Time.
(d)    Conversion Price Adjustments of Preferred Stock. The Conversion Prices of each series of Preferred Stock shall be subject to adjustment from time to time as follows:
(i)    (A)    If this Corporation shall issue, after the date upon which any shares of Series F Preferred Stock were first issued (the “Purchase Date”), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for a given series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall (except as otherwise provided in this Article IV.B.3(d)(i)(A)) be adjusted concurrently with such issuance to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Article IV.B.3(d)(i)(E) immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by this Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding and deemed issued pursuant to Article IV.B.3(d)(i)(E) immediately prior to such issuance plus the number of shares of such Additional Stock.
(B)    No adjustment of the Conversion Price for any series of Preferred Stock shall be made in an amount less than one cent per share; provided, however, that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Article IV.B.3(d)(i)(E)(3) and Article IV.B.3(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Article IV.B.3(d)(i)(B) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment. In the event the Corporation shall issue on more than one date shares of Additional Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock and such issuance dates occur within a period of no more than ninety (90) days from the date of the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.
(D)    In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board (including at least one director elected by the holders of Preferred Stock), irrespective of any accounting treatment.
(E)    In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Article IV.B.3(d)(i)(E) and Article IV.B.3(d)(ii):
(1)    The aggregate maximum number of shares of Common Stock deliverable upon exercise, but without taking into account potential antidilution adjustments (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Article IV.B.3(d)(i)(C) and Article IV.B.3(d)(i)(D)), if any, received by this Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.
(2)    The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Article IV.B.3(d)(i)(C) and Article IV.B.3(d)(i)(D)).
(3)    In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.
(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.
(5)    The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Article IV.B.3(d)(i)(E)(l) and Article IV.B.3(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Article IV.B.3(d)(i)(E)(3) or Article IV.B.3(d)(i)(E)(4).
(ii)    “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Article IV.B.3(d)(i)(E)) by this Corporation after the Purchase Date other than:
(A)    shares of Common Stock issued pursuant to a transaction described in Article IV.B.3(d)(iii), (e) and (f) hereof;
(B)    shares of Common Stock, issued or deemed issued to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of this Corporation directly or pursuant to a stock option plan or restricted stock purchase plan approved by the shareholders and Board;
(C)    shares of Common Stock issued or issuable (I) in a bona fide, firmly underwritten public offering under the Act before which or in connection with which all outstanding shares of Preferred Stock will be automatically converted to Common Stock, or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering;
(D)    shares of Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the Purchase Date or subsequently issued after the Purchase Date and excepted from the definition of Additional Stock pursuant to this Article IV.B.3(d)(ii);
(E)    with respect to any series of Preferred Stock that would otherwise be entitled to a Conversion Price adjustment wider this Article IV.B.3(d) as a result of such issuance of Common Stock, shares of Common Stock issued or issuable in connection with any transaction where such securities so issued are excepted from the definition “Additional Stock” by the affirmative vote of the holders of at least a majority of such series of Preferred Stock, voting as a separate class;
(F)    shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transactions approved by the Board including the approval of at least one director elected by the holders of Preferred Stock, and undertaken primarily for non-equity financing purposes; provided, however, that notwithstanding the foregoing, in the event such issuance would result in an adjustment to the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, but would not result in an adjustment to the Conversion Price of any other series of Preferred Stock, then such issuance shall require approval of the holders of a majority of the outstanding shares of the series so adjusted (a majority of the then outstanding shares of

Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable);
(G)    shares of Common Stock, Options or Convertible Securities issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board, including the approval of at least one director elected by the holders of Preferred Stock; provided, however, that notwithstanding the foregoing, in the event such issuance would result in an adjustment to the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, but would not result in an adjustment to the Conversion Price of any other series of Preferred Stock, then such issuance shall require approval of the holders of a majority of the outstanding shares of the series so adjusted (a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable);
(H)    shares of Common Stock issued or issuable upon conversion of the Preferred Stock; and
(I)    shares of capital stock or warrants or options to purchase capital stock, issued as consideration for bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board, including the approval of at least one director elected by the holders of Preferred Stock; provided, however, that notwithstanding the foregoing, in the event such issuance would result in an adjustment to the Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price but would not result in an adjustment to the Conversion Price of any other series of Preferred Stock, then such issuance shall require approval of the holders of a majority of the outstanding shares of the series so adjusted (a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock as applicable).
(iii)    In the event this Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or in the case of a split or subdivision, without a corollary split or subdivision of the Preferred Stock, then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Prices of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.
(iv)    If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Prices for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(e)    Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Article IV.B.3(d)(iii), then, in each such case for the purpose of this Article IV.B.3(e), the holders of each series of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of such series of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.
(f)    Recapitalizations. If at any time or from time to time there shall be a reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in Article IV.B.2 or this Article IV.B.3) then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such event; and, in such case, appropriate adjustment (as determined in good faith by the Board, including at least one director elected by the holders of Preferred Stock) shall be made in the application of the provisions in this Article IV.B.3 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in Article IV.B.3 (including provisions with respect to changes in and other adjustments of the Conversion Prices of each series of Preferred Stock) shall thereafter be applicable, as nearly as practicable, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock. For the avoidance of doubt, nothing in this Article IV.B.3(f) shall be construed as preventing the holders of Preferred Stock from seeking any appraisal rights to which they are otherwise entitled under the General Corporation Law in connection with a merger triggering an adjustment hereunder, nor shall this Article IV.B.3(f) be deemed conclusive evidence of the fair value of the shares of Preferred Stock in any such appraisal proceeding.
(g)    No Fractional Shares and Certificate as to Adjustments.
(i)    No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board. The number of shares of Common Stock to be issued upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Article IV.B.3, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of such series of Preferred Stock.
(h)    Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(i)    Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to this Restated Certificate of Incorporation.
(j)    Notices. Any notice required by the provisions of this Article IV.B.3 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.
4.    Voting Rights.
(a)    General. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Preferred Stock could then be converted. With respect to such vote and except as otherwise expressly provided herein or as required by applicable law, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the Bylaws of this Corporation (the “Bylaws”), and shall be entitled to vote, together with holders of Common Stock as a single class and on an as-converted to Common Stock basis, with respect to any matter upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as converted to Common Stock basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).
(b)    Election of Directors. The Board shall be elected as follows:
(i)    The holders of shares of Series A Preferred Stock and Series A-1 Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis, shall be entitled to elect one (1) director of the Corporation at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of such director;
(ii)    The holders of shares of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”) at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, to remove from office such director, to fill any vacancy caused by the resignation or death of such director and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of such director;
(iii)    the holders of shares of Common Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, and to remove from office such directors, to fill any vacancy caused by the resignation or death of such directors and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such directors; and
(iv)    the holders of shares of Preferred Stock and Common Stock, voting together as a single class and on an as-converted to Common Stock basis, shall be entitled to elect the remaining director(s) of the Corporation at or pursuant to each meeting or consent of the Corporation's shareholders for the election of directors, and to remove from office such director(s), to fill any vacancy caused by the resignation or death of such director(s) and to fill any vacancy (by unanimous consent if done in writing, or by majority vote otherwise) caused by the removal of any such director(s).
Any director elected as provided in this Article IV.B.4 may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders. If the holders of shares of a series of Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, as a separate class, pursuant to this Article IV.B.4, then any directorship not so filled shall remain vacant until such time as the holders of such series of Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by shareholders of the Corporation other than by the shareholders of the Corporation that are entitled to elect a person to fill such directorship, voting as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Article IV.B.4, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Article IV.B.4.
5.    Protective Provisions.
(a)    Preferred Stock. So long as at least 25% of the originally issued shares of Preferred Stock are outstanding (as adjusted for Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change, or waive whether by merger, consolidation or otherwise, the rights, preferences or privileges of the shares of Preferred Stock so as to affect adversely such shares of Preferred Stock;
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or Common Stock;
(iii)    create, or authorize the creation of, or issue or obligate itself to issue (A) any notes, debt or debt securities containing equity features including any notes, debt or debt securities convertible into or exchangeable for any of the Corporation's capital stock, or containing any profit participation features, or (B) any shares of any additional class or series of capital stock, in either case having any right, preference or privilege senior to, or being on a parity with any series of Preferred Stock;
(iv)    reclassify, alter or amend any existing security of the Corporation that is junior to any series of Preferred Stock in respect of any right, preference or privilege if such reclassification, alteration or amendment would render such other security senior to or pari passu with any series of Preferred Stock;
(v)    redeem or repurchase any of the Corporation's equity securities other than repurchases of terminated employee or consultant shares pursuant to agreements providing for such repurchase at the original purchase price or fair market value if lower;
(vi)    liquidate, dissolve or wind-up the business and affairs of the Corporation, take any action which results in any merger, other corporate reorganization, sale of control, or any Deemed Liquidation Event or consent to any of the foregoing;
(vii)    increase or decrease the authorized number of directors;
(viii)    amend or waive any provision of this Restated Certificate of Incorporation or the Bylaws so as to alter or change the rights, preference or privileges of any series of Preferred Stock;
(ix)    purchase or redeem (or permit any subsidiary to purchase or redeem) or make any payment or declaration of any dividend or make any distribution on any shares of Common Stock or Preferred Stock other than (A) pursuant to stock splits effected in the form of stock dividend for which appropriate adjustments are made or (B) redemptions of the Preferred Stock as expressly authorized herein;
(x)    appoint a new chief executive officer, unless such appointment is approved by the Board, including the members thereof elected by the holders of the Preferred Stock pursuant to Article IV.B.4(b)(i) and (ii);
(xi)    transfer or grant rights in any material portion of the Corporation's technology or intellectual property other than in the ordinary course of business, unless such transfer or grant is approved by the Board, including the members thereof elected by the holders of the Preferred Stock pursuant to Article IV.B.4(b)(i) and (ii);
(xii)    cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens; or
(xiii)    enter into an agreement to do any of the foregoing.
(b)    Series B Preferred Stock. So long as at least 25% of the originally issued shares of Series B Preferred Stock are outstanding (as adjusted for any Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change, or waive the rights, preferences or privileges of the shares of Series B Preferred Stock so as to affect adversely such shares of Series B Preferred Stock in a different manner than the other shares of Preferred Stock, provided, further, that for purposes of clarity, an alteration or change to (or waiver of) the amount of the liquidation preference payable to the holders of each series of Preferred Stock that has a disproportionately adverse impact on the holders of the Series B Preferred Stock shall be deemed to affect such shares of Series B Preferred Stock in a different manner from the other series of Preferred Stock; or
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock.
(c)    Series C Preferred Stock. So long as at least 25% of the originally issued shares of Series C Preferred Stock are outstanding (as adjusted for any Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, voting as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change, or waive the rights, preferences or privileges of the shares of Series C Preferred Stock so as to affect adversely such shares of Series C Preferred Stock in a different manner than the other shares of Preferred Stock, provided, further, that for purposes of clarity, an alteration or change to (or waiver of) the amount of the liquidation preference payable to the holders of each series of Preferred Stock that has a disproportionately adverse impact on the holders of the Series C Preferred Stock shall be deemed to affect such shares of Series C Preferred Stock in a different manner from the other series of Preferred Stock; or
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series C Preferred Stock.
(d)    Series D Preferred Stock. So long as at least 25% of the originally issued shares of Series D Preferred Stock are outstanding (as adjusted for any Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change, or waive the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely such shares of Series D Preferred Stock in a different manner than the other shares of Preferred Stock, provided, further, that for purposes of clarity, an alteration or change to (or waiver of) the amount of the liquidation preference payable to the holders of each series of Preferred Stock that has a disproportionately adverse impact on the holders of the Series D Preferred Stock shall be deemed to affect such shares of Series D Preferred Stock in a different manner from the other series of Preferred Stock; or
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock.
(e)    Series E Preferred Stock. So long as at least 25% of the originally issued shares of Series E Preferred Stock are outstanding (as adjusted for any Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change, or waive the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely such shares of Series E Preferred Stock in a different manner than the other shares of Preferred Stock, provided, further, that for purposes of clarity, an alteration or change to (or waiver of) the amount of the liquidation preference payable to the holders of each series of Preferred Stock that has a disproportionately adverse impact on the holders of the Series E Preferred Stock shall be deemed to affect such shares of Series E Preferred Stock in a different manner from the other series of Preferred Stock; or
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series E Preferred Stock.
(f)    Series F Preferred Stock. So long as at least 25% of the originally issued shares of Series F Preferred Stock are outstanding (as adjusted for any Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting as a separate class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    alter, change, or waive the rights, preferences or privileges of the shares of Series F Preferred Stock so as to affect adversely such shares of Series F Preferred Stock in a different manner than the other shares of Preferred Stock, provided, further, that for purposes of clarity, an alteration or change to (or waiver of) the amount of the liquidation preference payable to the holders of each series of Preferred Stock that has a disproportionately adverse impact on the holders of the Series F

Preferred Stock shall be deemed to affect such shares of Series F Preferred Stock in a different manner from the other series of Preferred Stock; or
(ii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series F Preferred Stock.
(g)    Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock. So long as at least 25% of the originally issued shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, measured in the aggregate, are outstanding (as adjusted for any Recapitalizations), in addition to any other vote or consent required herein or by law, this Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class on an as-converted to Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
(i)    create, or authorize the creation of, or issue or obligate itself to issue (A) any notes, debt or debt securities containing equity features including any notes, debt or debt securities convertible into or exchangeable for any of the Corporation's capital stock, or containing any profit participation features, or (B) any shares of any additional class or series of capital stock, in either case having any right, preference or privilege senior to the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;
(ii)    reclassify, alter or amend any existing security of the Corporation that is junior to the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock in respect of any right, preference or privilege if such reclassification, alteration or amendment would render such other security senior to the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock;
(iii)    liquidate, dissolve or wind-up the business and affairs of the Corporation, take any action that results in a Deemed Liquidation Event or consent to any of the foregoing unless the proceeds actually received on a share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock (or the share(s) of Common Stock into which such share of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock converts in connection with such liquidation, dissolution, wind up or Deemed Liquidation Event) is at least $4.51460 (as adjusted for Recapitalizations); or
(iv)    make any payment or declaration of any dividend or make any distribution on any shares of Common Stock or Preferred Stock other than (A) pursuant to stock splits effected in the form of stock dividend for which appropriate adjustments are made, (B) redemptions of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock as expressly authorized herein or (C) any dividends or distributions in which the Corporation retains at least $10,000,000 in cash following payment of such dividend or distribution.
6.    Status of Redeemed or Converted Stock. In the event any shares of Preferred Stock are redeemed pursuant to Article IV.B.2(e)(v) or converted pursuant to Article IV.B.3, the shares so redeemed or converted shall be cancelled and shall not be issuable by this Corporation. This Restated

Certificate of Incorporation shall be appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.
C.    Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV.C.
1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board, out of any assets of this Corporation legally available therefor, such dividends as may be declared from time to time by the Board.
2.    Liquidation Rights. Upon the liquidation, dissolution or winding of this Corporation, the assets of this Corporation shall be distributed as provided in Article IV.B.2.
3.    Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws, and shall be entitled to vote upon such matters and in such manner as may be provided by law.
ARTICLE V
Except as otherwise set forth herein, the Board is expressly authorized to make, alter or repeal Bylaws of the Corporation.
ARTICLE VI
Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
ARTICLE VII
To the extent Section 500 of the California Corporations Code sets forth minimum requirements for the Corporation's retained earnings and/or net assets in the event of the Corporation's repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment. In the case of any such repurchases, distributions by the Corporation may be made without regard to the "preferential dividends arrears amount" or any "preferential rights amount," as such terms are defined in Section 500 of the California Corporations Code.
ARTICLE VIII
A.    To the fullest extent permitted by the General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
B.    The Corporation is authorized to indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil,

administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.
C.    Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
ARTICLE IX
The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, shareholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and directly in such Covered Person's capacity as a director of the Corporation.
ARTICLE X
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation's stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law or the Corporation's Certificate of Incorporation or Bylaws or (D) any action or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine.
Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.
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